SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 11, 2008, New York Mortgage Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “March 11, 2008 Form 8-K”) in which it announced that it had reduced leverage in its portfolio of Agency mortgage-backed securities (“Agency MBS”) by selling an aggregate of approximately $211 million of Agency MBS issued by Fannie Mae. Because the sale of these securities represented the disposition of a “significant amount of assets” for purposes of Item 2.01 of Form 8-K, the Company is amending the March 11, 2008 Form 8-K to include the Item 2.01 disclosure.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 of the March 11, 2008 Form 8-K is incorporated by reference herein. The Company is unable to identify the purchasers of the securities because the securities were sold through securities dealers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: March 13, 2008	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Financial Officer